UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934
Date of Report (Date of earliest event reported): March 22, 2012

Commission File Number: 000-23575

COMMUNITY WEST BANCSHARES
(Exact name of registrant as specified in its charter)

California	77-0446957
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

445 Pine Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

(805) 692-5821
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 22, 2012, Mr. William R. Peeples, the Chairman of the Board of Community West Bancshares (Company) resigned as the Company’s Interim President and Chief Executive Officer.  Mr. Peeples stepped into this position on an interim basis following the resignation of Ms. Lynda J. Nahra, the Company’s former President and Chief Executive Officer, on July 29, 2011.  Mr. Peeple’s resignation was not due to any disagreement with the Company relating to its operations, policies or practices.  Mr. Peeples will continue to serve on the Company’s Board of Directors as the Chairman of the Board.

Effective immediately following the resignation of Mr. Peeples as the Company’s Interim President and Chief Executive Officer on March 22, 2012, Mr. Martin E. Plourd was appointed the Company’s Acting President and Chief Executive Officer, subject to prior regulatory non-objection.

Mr. Plourd currently serves as the President and Chief Executive Officer of the Company’s wholly-owned bank subsidiary, Community West Bank, N.A., effective as of November 2, 2011.  Mr. Plourd has been in banking for 30 years and a bank executive for 20 years.  Since July 2009, he has worked as a consultant on engagements with bank strategic planning, acquisitions and compliance.  From July 2005 to July 2009, Mr. Plourd served first as Chief Operating Officer and then President and Director of Temecula Valley Bank, Temecula, California.  Prior to that, Mr. Plourd spent 18 years with Rabobank/Valley Independent Bank, El Centro, California, including his last position as Executive Vice President and Community Banking Officer.  Mr. Plourd is a graduate of Stonier Graduate School of Banking and California State Polytechnic University.

Mr. Plourd will not receive separate compensation for his service as the Company’s Acting President and Chief Executive Officer apart from the compensation Mr. Plourd already receives under a written employment agreement with the Company and the Bank pursuant to which he serves as the Bank’s President and Chief Executive Officer.  A description of the material terms of Mr. Plourd’s employment agreement was included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2011 and a copy of Mr. Plourd’s written employment agreement was filed as 10.1 to that Current Report.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 23, 2012

COMMUNITY WEST BANCSHARES

	By:	/s/ Charles G. Baltuskonis
Charles G. Baltuskonis
Executive Vice President and
Chief Financial Officer